Exhibit 99.1

World Fuel Services Corporation Reports Record Net Income and Earnings Per Share

Net Income Increases 43% Year-over-Year

MIAMI--(BUSINESS WIRE)--November 1, 2011--World Fuel Services Corporation (NYSE: INT), a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services, today reported third quarter net income of $52.7 million or $0.74 diluted earnings per common share compared to $36.8 million or $0.60 diluted earnings per common share in the third quarter of 2010. Non-GAAP net income for the third quarter, which excludes share-based compensation and amortization of acquired intangible assets, was $59.3 million or $0.83 non-GAAP diluted earnings per common share compared to $40.3 million or $0.66 non-GAAP diluted earnings per common share in the third quarter of 2010.

The company's aviation segment generated gross profit of $84.0 million in the third quarter of 2011, an increase of $1.9 million or 2% sequentially, and an increase of $28.1 million or 50% year-over-year. The marine segment generated gross profit of $50.0 million, a decrease of $600 thousand or 1% sequentially, but an increase of $8.9 million or 22% from last year's results. The company's land segment posted gross profit of $36.8 million in the third quarter, an increase of $4.4 million or 14% sequentially, and $21.7 million or 144% year-over-year.

"Everything came together this quarter to produce a record result," said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. "The continued success of our business model is anchored in strategic focus, commercial agility and tight execution."

"Positive market dynamics in the aviation segment, solid risk management in marine and emerging logistics opportunities in the land segment all led to the exceptional results we posted this quarter," stated Michael J. Kasbar, president and chief operating officer.

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in 200 countries and territories, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 48 strategically located global offices, World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of aviation, marine and land fuel.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBO’s), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenue	$9,510,792	$4,987,074	$25,298,907	$13,302,370
Cost of revenue	9,339,945	4,874,967	24,826,190	12,983,876

Gross profit	170,847	112,107	472,717	318,494

Operating expenses:
Compensation and employee benefits	57,215	43,048	159,161	116,749
Provision for bad debt	2,422	1,097	6,749	3,162
General and administrative	40,285	22,875	114,254	66,307

Total operating expenses	99,922	67,020	280,164	186,218

Income from operations	70,925	45,087	192,553	132,276
Non-operating expenses, net	(6,434)	(1,198)	(14,268)	(2,050)

Income before income taxes	64,491	43,889	178,285	130,226
Provision for income taxes	10,649	7,515	32,113	22,961

Net income including noncontrolling interest	53,842	36,374	146,172	107,265
Net income (loss) attributable to noncontrolling interest	1,187	(381)	2,205	(170)

Net income attributable to World Fuel	$52,655	$36,755	$143,967	$107,435

Basic earnings per share	$0.74	$0.61	$2.04	$1.80

Basic weighted average common shares	70,939	60,496	70,593	59,768

Diluted earnings per share	$0.74	$0.60	$2.02	$1.76

Diluted weighted average common shares	71,587	61,663	71,415	60,985

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	September 30,	December 31,
	2011	2010

Assets:
Current assets:
Cash and cash equivalents	$151,854	$272,893
Accounts receivable, net	2,166,712	1,386,700
Inventories	427,497	211,526
Prepaid expenses and other current assets	294,103	196,748

Total current assets	3,040,166	2,067,867

Property and equipment, net	89,492	64,106

Goodwill, identifiable intangible and non-current other assets	487,238	434,477

Total assets	$3,616,896	$2,566,450

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$18,265	$17,076
Accounts payable	1,707,705	1,131,228
Accrued expenses and other current liabilities	263,572	210,180

Total current liabilities	1,989,542	1,358,484

Long-term debt	274,495	24,566
Other long-term liabilities	56,970	56,836
Total liabilities	2,321,007	1,439,886

Equity:
World Fuel shareholders' equity	1,284,022	1,127,208
Noncontrolling interest equity (deficit)	11,867	(644)
Total equity	1,295,889	1,126,564

Total liabilities and equity	$3,616,896	$2,566,450

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income including noncontrolling interest	$53,842	$36,374	$146,172	$107,265
Adjustments to reconcile net income including
noncontrolling interest to net cash used in
operating activities:
Depreciation and amortization	10,371	4,469	29,111	13,093
Provision for bad debt	2,422	1,097	6,749	3,162
Share-based payment award compensation costs	2,541	2,721	8,199	6,438
Other	(3,994)	(461)	3,052	(3,301)
Changes in assets and liabilities, net of acquisitions	(144,346)	(100,944)	(410,146)	(159,629)
Total adjustments	(133,006)	(93,118)	(363,035)	(140,237)
Net cash used in operating activities	(79,164)	(56,744)	(216,863)	(32,972)

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(6,302)	(37,700)	(112,315)	(46,015)
Capital expenditures	(8,413)	(3,747)	(15,807)	(7,900)
Other	(2,706)	10,000	(2,706)	10,000
Net cash used in investing activities	(17,421)	(31,447)	(130,828)	(43,915)

Cash flows from financing activities:
Borrowings under term loan facility	250,000	-	250,000	-
Repayments under revolving credit facility, net	(138,000)	-	-	-
Proceeds from sale of equity shares, net of expenses	-	218,816	-	218,816
Other	(7,942)	(4,632)	(19,624)	(16,043)
Net cash provided by financing activities	104,058	214,184	230,376	202,773

Effect of exchange rate changes on cash and
cash equivalents	(5,354)	1,490	(3,724)	140

Net increase (decrease) in cash and cash equivalents	2,119	127,483	(121,039)	126,026

Cash and cash equivalents, at beginning of period	149,735	297,386	272,893	298,843

Cash and cash equivalents, at end of period	$151,854	$424,869	$151,854	$424,869

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2011	2010	2011	2010

GAAP net income attributable to World Fuel	$52,655	$36,755	$143,967	$107,435
Share-based compensation expense, net of taxes	1,738	1,860	5,626	4,604
Intangible asset amortization expense, net of taxes	4,870	1,641	14,103	4,582
Non-GAAP net income attributable to World Fuel	$59,263	$40,256	$163,696	$116,621

GAAP diluted earnings per share	$0.74	$0.60	$2.02	$1.76
Share-based compensation expense, net of taxes	0.02	0.03	0.08	0.08
Intangible asset amortization expense, net of taxes	0.07	0.03	0.20	0.08
Non-GAAP diluted earnings per share	$0.83	$0.66	$2.30	$1.92

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Aviation segment	$3,540,503	$1,857,154	$9,551,924	$5,007,920
Marine segment	4,045,176	2,356,093	10,577,578	6,731,356
Land segment	1,925,113	773,827	5,169,405	1,563,094
	$9,510,792	$4,987,074	$25,298,907	$13,302,370

Gross profit:
Aviation segment	$83,966	$55,829	$236,121	$157,091
Marine segment	50,069	41,194	140,958	123,787
Land segment	36,812	15,084	95,638	37,616
	$170,847	$112,107	$472,717	$318,494

Income from operations:
Aviation segment	$41,228	$31,564	$117,022	$86,959
Marine segment	24,899	20,667	68,017	64,647
Land segment	18,653	3,234	43,342	7,362
	84,780	55,465	228,381	158,968
Corporate overhead	13,855	10,378	35,828	26,692
	$70,925	$45,087	$192,553	$132,276

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Francis X. Shea, Executive Vice President &
Chief Risk and Administrative Officer
305-428-8000